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                                                                      EXHIBIT 21

                            STERLING SOFTWARE, INC.
                             LIST OF SUBSIDIARIES

NAME                                                        JURISDICTION OF INCORPORATION
- - ---------------------------                                -------------------------------
Sterling Check Liquidation, Inc.                                    Tennessee
Sterling Consulting S.A.                                            France
Sterling Distribution Services, Inc.                                Delaware
Sterling International Finance, Inc.                                Cayman Islands
Sterling Software (America), Inc.                                   Delaware
Sterling Software (Midwest), Inc.                                   Delaware
Sterling Software (Northern America), Inc.                          Delaware
Sterling Software (U.S.), Inc.                                      Delaware
Sterling Software (U.S.A.), Inc.                                    California
Sterling Software (United States), Inc.                             Delaware
Sterling Software (United States of America), Inc.                  Delaware
  Condessa Gestao E Investimentos Lda                               Portugal
  Net/Master, Inc.                                                  U.S. Virgin Islands
  Sterling Software A.B.                                            Sweden
  Sterling Software GmbH                                            Germany
  Sterling Software International (U.K) Limited                     United Kingdom
  Sterling Software (Australia) Pty. Limited                        Australia
  Sterling Software (Benelux) NV                                    Belgium
  Sterling Software (France) S.A.                                   France
  Sterling Software (Japan) Ltd.                                    Japan
  Sterling Software (North America), Inc.                           Delaware
  Sterling Software (Singapore) Pte Ltd.                            Singapore
  Sterling Software (U.S. of America), Inc.                         Delaware
  Sterling Software (U.K.) Holdings Limited                         United Kingdom
  Sterling Software (U.K.) Limited                                  United Kingdom
  Sterling Software (Switzerland) A.G.                              Switzerland
  Systems Center AS                                                 Norway
  Systems Center do Brasil Software Ltda.                           Brazil
   Systems Center Distribuidora de Software Ltda. (49% subsidiary)  Brazil
  Systems Center Handelsgesellschaft m.b.H.                         Austria
  Systems Center Limited                                            United Kingdom
  Systems Center Pty. Limited                                       Australia
  Systems Center Software Ltd.                                      Hong Kong
  VM Software, Inc.                                                 U.S. Virgin Islands
  VM Software Sarl                                                  France
Sterling Software (Canada), Inc.                                    Canada
Sterling Software International (France) Sarl                       France
Sterling Software International, Inc.                               Delaware
Sterling Software International (Australia) Limited                 Delaware
Sterling Software (Israel), Ltd.                                    Israel
Sterling Software (Italia) S.R.L.                                   Italy
Sterling Software Leasing Company                                   Delaware
Sterling Software (Scandinavia) AS                                  Norway
Sterling ZeroOne, Inc                                               Delaware
Systems Center, Inc.                                                Wyoming
VM Software U.K. Ltd.                                               United Kingdom
ZeroOne Systems, Inc.                                               Delaware
Sterling Software (Southern), Inc.                                  Georgia
 KnowledgeWare Worldwide, Inc.                                      Georgia
 KnowledgeWare International, Inc.                                  Delaware
 KnowledgeWare Export, Inc.                                         Virgin Islands
 KnowledgeWare Pacific Pty. Limited                                 Australia
 KnowledgeWare Vertrihs GmbH                                        Austria
 KnowledgeWare BVBA                                                 Belgium
 KnowledgeWare SARL                                                 France
 KnowledgeWare Denmark A/S                                          Denmark
 KnowledgeWare GmbH                                                 Germany
 KnowledgeWare (Far East) Ltd.                                      Hong Kong
 KnowledgeWare SRL                                                  Italy
 KnowledgeWare BV                                                   Netherlands
 KnowledgeWare Pacific NZ Limited                                   New Zealand
 KnowledgeWare Portugal Informatica LDA                             Portugal
 KnowledgeWare SA                                                   Spain
 KnowledgeWare AB                                                   Sweden
 KnowledgeWare AG                                                   Switzerland
 KnowledgeWare UK Ltd.                                              United Kingdom
 IWK Corporation                                                    Delaware
 Matesys Mathematic Systems, S.A.                                   France
  Matesys Corp.                                                     California

Notes:
- - ------
1. Indented names are subsidiaries of subsidiaries.
2. Inclusion in the list is not a representation that the subsidiary is a significant subsidiary.
3. Except as noted, the voting shares of all subsidiaries are 100% owned by Sterling Software, Inc., its subsidiaries or employee nominees.
4. Sterling Software (Southern) Inc. (f/w/a KnowledgeWare, Inc.), together with its subsidiaries (listed below it), was acquired as of November 30, 1994.